Exhibit 16.1

Our Ref.: JY/KT/C658/ABA4/pp

March 26, 2010

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20459
United States

Dear Sirs,

CHINAWE.COM INC.

We have read Item 4.01(a) of Chinawe.com Inc.’s Form 8-K, which discusses the resignation of Mazars CPA Limited as its independent accountants, and we agree with the statements made therein except for the last sentence of the first paragraph and the fifth and sixth paragraphs for which we have no basis to agree or disagree.

Yours faithfully,

/s/ Mazars CPA Limited

Mazars CPA Limited

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